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                                                                  EXECUTION COPY

                       NATIONAL CONSUMER COOPERATIVE BANK

                          Note Purchase and Uncommitted
                             Master Shelf Agreement

                          Dated as of December 28, 2001

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                                TABLE OF CONTENTS
                             (NOT PART OF AGREEMENT)

                                                                                                                PAGE
                                                                                                                ----
1    AUTHORIZATION OF ISSUE OF NOTES ............................................................................  1
     1A   Authorization Of Issue Of Series A Notes ..............................................................  1
     1B   Authorization Of Issue Of Shelf Notes .................................................................  1

2    PURCHASE AND SALE OF NOTES .................................................................................. 2
     2A   Purchase and Sale Of Series A Notes ...................................................................  2
     2B   Purchase and Sale Of Shelf Notes ......................................................................  2
          2B(1). Facility........................................................................................  2
          2B(2). Issuance Period.................................................................................  3
          2B(3). Request for Purchase............................................................................  3
          2B(4). Rate Quotes.....................................................................................  4
          2B(5). Acceptance......................................................................................  4
          2B(6). Market Disruption...............................................................................  4
          2B(7). Facility Closings...............................................................................  5
          2B(8). Fees............................................................................................  5

3    CONDITIONS OF CLOSING.......................................................................................  7
     3A.Certain Documents........................................................................................  7
     3B.Opinion of Purchaser's Special Counsel...................................................................  8
     3C.Representations and Warranties; No Default...............................................................  8
     3D.Purchase Permitted by Applicable Laws....................................................................  8
     3E.Private Placement Number. ...............................................................................  8
     3F.Prodeedings Satisfactory.................................................................................  8
     3G.Payment of Fees .........................................................................................  9

4    PREPAYMENTS ................................................................................................  9
     4A.  Required Prepayments of Shelf Notes....................................................................  9
     4B.  Optional Prepayment With Yield-Maintenance Amount......................................................  9
     4C.  Notice of Optional Prepayment..........................................................................  9
     4D.  Application of Prepayments.............................................................................  9
     4E.  Retirement of Notes.................................................................................... 10

5    AFFIRMATIVE COVENANTS....................................................................................... 10
     5A.  Payment of Taxes and Claims. .......................................................................... 10
     5B.   Maintenance of Properties and Corporate Existence..................................................... 11
     5C.  Payment of Notes and Maintenance of Office ............................................................ 11
     5D.  Maintenance of Consolidated Adjusted Net Worth and Consolidated Effective Net Worth ................... 12
     5E.  Line of Business ...................................................................................... 12
     5F.  ERISA Compliance ...................................................................................... 12
     5G.  Incorporation of Affirmative and Negative Covenants ................................................... 12
     5H.  Financial and Business Information .................................................................... 13

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
     5I.  Officers' Certificates................................................................................. 16
     5J.  Accountants' Certificates.............................................................................. 16
     5K.  Inspection............................................................................................. 17
     5L.  Required Investments................................................................................... 17
     5M.  Paid-in-Capital........................................................................................ 17
     5N.  Subsidiary Investments................................................................................. 17

6    NEGATIVE COVENANTS.......................................................................................... 17
     6A.  Disposal of Shares of a Restricted Subsidiary.......................................................... 17
     6B.  Merger or Sale of Assets............................................................................... 19
     6C.  Liens.................................................................................................. 22
     6D.  Permitted Debt......................................................................................... 24
     6E.  Limitations on Debt.................................................................................... 24
     6F.  Long-Term Leases....................................................................................... 25
     6G.  Guarantees............................................................................................. 25
     6H.  Consolidated Earnings Available for Fixed Charges...................................................... 25
     6I.  Restricted Payments.................................................................................... 25
     6J.  Limitation on Investments.............................................................................. 27
     6K.  Transactions with Affiliates........................................................................... 28
     6L.  Repurchase of Notes.................................................................................... 28
     6M.  Issuance of Subordinated Debt.......................................................................... 28
     6N.  Voluntary Retirement of Subordinated Debt.............................................................. 28
     6O.  Subordination Provisions............................................................................... 29
     6P.  Class A Notes.......................................................................................... 29

7    EVENTS OF DEFAULT........................................................................................... 29
     7A.  Nature of Events....................................................................................... 29
     7B.  Default Remedies....................................................................................... 32
     7C.  Annulment of Acceleration of Notes..................................................................... 34

8    REPRESENTATIONS, COVENANTS AND WARRANTIES................................................................... 34
     8A.  Subsidiaries and Affiliates............................................................................ 34
     8B.  Corporate Organization and Authority................................................................... 35
     8C.  Financial Statements; Material Adverse Change; Description of Business................................. 35
     8D.  Full Disclosure........................................................................................ 36
     8E.  Pending Litigation and Judgments....................................................................... 36
     8F.  Title to Properties.................................................................................... 36
     8G.  Patents and Trademarks................................................................................. 36
     8H.  Issuance is Legal and Authorized; Conflicting Agreements and Other Matters............................. 37
     8I.  No Defaults............................................................................................ 37
     8J.  Governmental Consent................................................................................... 37
     8K.  Taxes.................................................................................................. 38
     8L.  Use of Proceeds; Margin Securities, etc................................................................ 38
     8M.  Private Offering....................................................................................... 38
     8N.  Compliance with Law.................................................................................... 39
     8O.  Indebtedness........................................................................................... 39
     8P.  Restrictions on Company................................................................................ 39
     8Q.  Employee Retirement Income Security Act of 1974........................................................ 40

                                       ii
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
     8R.  Investment Company Act................................................................................. 40

9    REPRESENTATIONS OF THE PURCHASERS........................................................................... 40
     9A.  Nature of Purchase..................................................................................... 40
     9B.  Source of Funds........................................................................................ 40

10   DEFINITIONS................................................................................................. 42
     10A. Yield-Maintenance Terms................................................................................ 42
     10B. Other Terms............................................................................................ 43
     10C. Accounting Principles, Terms and Determinations........................................................ 65

11   MISCELLANEOUS............................................................................................... 66
     11A. Note Payments.......................................................................................... 66
     11B. Expenses............................................................................................... 66
     11C. Consent to Amendments.................................................................................. 66
     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes......................................... 67
     11E. Persons Deemed Owners; Participations.................................................................. 68
     11F. Survival of Representations and Warranties; Entire Agreement........................................... 68
     11G. Successors and Assigns................................................................................. 68
     11H. Disclosure to Other Persons............................................................................ 68
     11I. Notices................................................................................................ 69
     11J. Payments Due on Non-Business Days...................................................................... 69
     11K. Severability........................................................................................... 70
     11L. Descriptive Headings................................................................................... 70
     11M. Satisfaction Requirement............................................................................... 70
     11N. Governing Law.......................................................................................... 70
     11O. Counterparts........................................................................................... 70
     11P. Binding Agreement...................................................................................... 70

                             EXHIBITS AND SCHEDULES

Information Schedule
Purchaser Schedule
Schedule 8O       --    Disclosures of the Company

Exhibit  A-1      --    Form of Series A Note
Exhibit  A-2      --    Form of Shelf Note
Exhibit  B        --    Form of Request for Purchase
Exhibit  C        --    Form of Confirmation of Acceptance
Exhibit  D        --    Form of Closing Day Opinion of Counsel to the Company
Exhibit  E        --    Form of Senior Officers' Certificate
Exhibit  F        --    Form of Certificate of Secretary

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                       NATIONAL CONSUMER COOPERATIVE BANK
                         1725 Eye Street N.W., Suite 600
                             Washington, D.C. 20006

                                                         As of December 28, 2001

To:  The Prudential Insurance Company
       of America (herein called "PRUDENTIAL")
     Hartford Life Insurance Company
     Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")

     c/o Prudential Capital Group
     1114 Avenue of the Americas, 30th Floor
     New York, NY 10036

Ladies and Gentlemen:

     The undersigned, National Consumer Cooperative Bank (herein called the "COMPANY"), hereby agrees with you as follows:

     1.   AUTHORIZATION OF ISSUE OF NOTES.

     1A. AUTHORIZATION OF ISSUE OF SERIES A NOTES. The Company will authorize the issue of its senior promissory notes (the "SERIES A NOTES") in the aggregate principal amount of $55,000,000, to be dated the date of issue thereof, to mature December 28, 2006, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.99% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of EXHIBIT A-1 attached hereto. The term "SERIES A NOTE" and "SERIES A NOTES" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

     1B. AUTHORIZATION OF ISSUE OF SHELF NOTES. The Company will authorize the issue of its additional senior promissory notes in the aggregate principal amount of up to $30,000,000 (the "SHELF NOTES"), to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than seven years after the date of original issuance thereof, to have an

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average life, in the case of each Shelf Note so issued, of no more than seven years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of EXHIBIT A-2 attached hereto. The terms "SHELF NOTE" and "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "NOTE" and "NOTES" as used herein shall include each Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

     2.   PURCHASE AND SALE OF NOTES.

     2A. PURCHASE AND SALE OF SERIES A NOTES. The Company hereby agrees to sell to Prudential Affiliates and, subject to the terms and conditions herein set forth, each Prudential Affiliate party hereto on the date hereof agrees to purchase from the Company the aggregate principal amount of Series A Notes set forth opposite its name on the PURCHASER SCHEDULE attached hereto at 100% of such aggregate principal amounts. On December 28, 2001 (herein called the "SERIES A CLOSING DAY"), the Company will deliver to Prudential at the offices of Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, one or more Series A Notes registered in the name of the applicable Prudential Affiliates, evidencing the aggregate principal amount of Series A Notes to be purchased by Prudential Affiliates and in the denomination or denominations specified with respect to such Prudential Affiliates in the PURCHASER SCHEDULE attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account as specified in a funding instruction letter from the Company delivered at least one Business Day prior to the Series A Closing Day.

     2B.  PURCHASE AND SALE OF SHELF NOTES.

          2B(1). FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the difference between (i) the aggregate principal amount of 1997 Shelf Notes issued to Prudential and

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purchased from, sold by, redeemed from or repaid or prepaid to Prudential during the Availability Period, MINUS (ii) the aggregate principal amount of Shelf
Notes purchased and sold pursuant to this Agreement prior to such time, MINUS
(iii) the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "AVAILABLE FACILITY AMOUNT". NOTWITHSTANDING THE WILLINGNESS
OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES,
OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

          2B(2). ISSUANCE PERIOD. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

          2B(3). REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by facsimile or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes and certify that no part of such proceeds will be used for a Hostile Tender Offer,
(iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of EXHIBIT B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when

                                        3
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received by Prudential.

          2B(4). RATE QUOTES. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or facsimile, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such other time as Prudential may elect) interest rate quotes for the principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase (each such interest rate quote provided in response to a Request for Purchase herein called a "QUOTATION"). Each Quotation shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

          2B(5). ACCEPTANCE. Within the Acceptance Window, an Authorized Officer of the Company may, subject to paragraph 2B(6), elect to accept on behalf of the Company a Quotation as to the aggregate principal amount of the Shelf Notes specified in the related Request for Purchase (each such Shelf Note being herein called an "ACCEPTED NOTE" and such acceptance being herein called an "ACCEPTANCE"). The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any Quotation as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on any such expired Quotation. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of EXHIBIT C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

          2B(6). MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided a Quotation pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such Quotation shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such Quotation shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired Quotation.

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If the Company thereafter notifies Prudential of the Acceptance of any such
Quotation, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

          2B(7). FACILITY CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, 1114 Avenue of the Americas, 30th Floor, New York, New York 10036, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled as provided in paragraph 2B(8)(iv). In the event that the Company shall fail to give such notice referred to in the second preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 2B(8)(iv). Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

          2B(8). FEES.

          2B(8)(i).   STRUCTURING FEE. In consideration for the time, effort and expense involved in the preparation, negotiation and execution of this Agreement, at the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds on the Series A Closing Day a fee (herein called the

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"STRUCTURING FEE") in the amount of $25,000.

          2B(8)(ii). ISSUANCE FEE. The Company will pay to Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day (including the Series A Closing Day) in an amount equal to 0.125% of the aggregate principal amount of Notes sold on such Closing Day.

          2B(8)(iii). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (on behalf of the applicable Purchasers) (i) on the Cancellation Date or actual closing date of such purchase and sale and (ii) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Notes and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, I.E., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, I.E., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, I.E., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Note to but excluding the date of such payment; and "PA" means Principal Amount, I.E., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

          2B(8)(iv). CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being the "CANCELLATION DATE"), the Company will pay Prudential (on behalf of the applicable Purchasers) in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

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                                     PI X PA

where "PI" means Price Increase, I.E., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning specified in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Bridge Telerate Service (or, if such data for any reason ceases to be available through Bridge Telerate Service, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A. CERTAIN DOCUMENTS. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day (except as specifically noted below):

          (a)  The Note(s) to be purchased by such Purchaser.

          (b) A favorable opinion of Shea & Gardner, (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of EXHIBIT D attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (c) An Officer's Certificate, substantially in the form of EXHIBIT E to this Agreement, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, certifying that the conditions specified in paragraph 3C of this Agreement have been fulfilled, and certifying to the other matters set forth therein.

          (d) A certificate signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of EXHIBIT F to this Agreement, with respect to the matters therein set forth, together with all specified attachments thereto.

          (e) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor, together with copies of

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     such financing statements.

          (f) A copy of SCHEDULE 8O setting forth the Debt for borrowed money of the Company updated to reflect all such Debt outstanding as of the close of business on such Closing Day.

          (g) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B. OPINION OF PURCHASER'S SPECIAL COUNSEL. Such Purchaser shall have received from a Corporate Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the applicable Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated the applicable Closing Day, to both such effects.

     3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the applicable Closing Day under the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E. PRIVATE PLACEMENT NUMBER. The Company shall have obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

     3F. PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the issuance of the Notes to be issued on such Closing Day and all documents and papers relating thereto shall be satisfactory to you and your counsel. You and your counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or as a basis for your counsel's closing opinion, all in form and substance satisfactory to you and your counsel.

     3G. PAYMENT OF FEES. The Company shall have paid to Prudential all fees due pursuant to paragraph 2B(8).

     4. PREPAYMENTS. The Series A Notes shall be subject to prepayment only with respect to the optional prepayments permitted by paragraph 4B. Any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraph 4A, and shall also be subject to optional prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A.

     4A. REQUIRED PREPAYMENTS OF SHELF NOTES. Each Series of Shelf Notes shall be subject to the required prepayments, if any, set forth in the Notes of such Series.

     4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in amounts of at least $1,000,000 and integral multiples of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, specifying the aggregate principal amount of the Notes of the same Series as such Note to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the PURCHASER SCHEDULE attached hereto or by notice in writing to the Company.

     4D. APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof. The amounts so prepaid on each outstanding Note of such Series so prepaid shall be credited against the last maturing installment or installments of principal then remaining unpaid on such Note.

     4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, EXCEPT as expressly provided in this paragraph 4.

     5.   AFFIRMATIVE COVENANTS. During the Issuance Period, and so long as any
Note is outstanding and unpaid, the Company covenants as follows:

     5A. PAYMENT OF TAXES AND CLAIMS. The Company and each Subsidiary will pay, before they become delinquent,

          (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon its Property,

PROVIDED that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and, PROVIDED FURTHER, that adequate book reserves have been established with respect thereto and, PROVIDED FURTHER, that the owning company's title to, and its right to use, its Property is not in the aggregate materially adversely affected thereby. In the case of any item of the type described in this paragraph 5A involving an amount in excess of Five Hundred Thousand Dollars ($500,000), the appropriateness of the proceeding will be supported by an opinion of the independent counsel responsible for such proceeding and the adequacy of such reserves shall be supported by the opinion of the independent public accountant of the Company.

     5B. MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE. The Company and each Subsidiary will:

          (i) PROPERTY - maintain, or cause to be maintained, its Property in good condition and will make, or cause to be made, all necessary renewals, replacements, additions, betterments and improvements thereto;

          (ii) INSURANCE - maintain, with financially sound and reputable insurers rated "A" or better by A.M. Best Company (or accorded a similar rating by another nationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers), insurance with respect to its Properties and business against such casualties and contingencies, of such types (including, without limitation, public liability, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

          (iii) FINANCIAL RECORDS - keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles;

          (iv) CORPORATE EXISTENCE AND RIGHTS - do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except as otherwise permitted by paragraph 6B of this Agreement; and

          (V) COMPLIANCE WITH LAW - not be in violation of any laws, ordinances, governmental rules and regulations to which it is subject and will not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business, which violations or failures to obtain might in the aggregate materially adversely affect the business, profits, Properties or condition (financial or otherwise) of the Company or any Subsidiary.

     5C. PAYMENT OF NOTES AND MAINTENANCE OF OFFICE. The Company will punctually pay or cause to be paid the principal, Yield-Maintenance Amount, if any, and interest to become due in respect of the Notes according to the terms thereof and will maintain an office in the District of Columbia where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at 1725 Eye Street, Suite 600, Washington, D.C. 20006 (Telecopier No. 202-336-7803) until such time as the Company shall notify the holders of the Notes in writing of any change of location of such office within the District of Columbia.

     5D. MAINTENANCE OF CONSOLIDATED ADJUSTED NET WORTH AND CONSOLIDATED EFFECTIVE NET WORTH.

          (i) The Company shall at all times keep and maintain Consolidated Adjusted Net Worth in an amount not less than the sum of (a) One Hundred Million Dollars ($100,000,000) PLUS (b) the sum, for all fiscal quarters of the Company ended subsequent to January 1, 1993 and at or prior to such time, of the greater, for each fiscal quarter, of (1) Zero Dollars ($0) and (2) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.

          (ii) The Company shall at all times keep and maintain Consolidated Effective Net Worth in an amount not less than the sum of (a) Two Hundred Sixty-Five Million Dollars ($265,000,000) PLUS (b) the sum, for all fiscal quarters of the Company ended subsequent to January 1, 1993 and at or prior to such time, of the greater, for each fiscal quarter, of (1) Zero Dollars ($0) and
(2) fifty percent (50%) of Consolidated Net Earnings for each such fiscal quarter.

     5E. LINE OF BUSINESS. The Company shall, and shall cause each of the Restricted Subsidiaries to, remain primarily in the business conducted by the Company and the Restricted Subsidiaries on the date hereof.

     5F. ERISA COMPLIANCE. The Company and each ERISA Affiliate shall promptly comply with all provisions of ERISA applicable to any of them which, if not complied with, might result in a Lien or charge upon any Property of the Company or any ERISA Affiliate or might in the aggregate otherwise materially adversely affect the business, profits, prospects, Properties or condition (financial or otherwise) of the Company or any Subsidiary. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary will cause any Pension Plan maintained or participated in by it to:

          (i) engage in any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended; or

          (ii) incur any material "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, whether or not waived.

     5G.  INCORPORATION OF AFFIRMATIVE AND NEGATIVE COVENANTS.

          (i) During all such times as the Bank Loan Agreement shall remain in force, (i) the Company and the Restricted Subsidiaries shall comply and remain at all times in compliance with the provisions of Article 6 and
     Article 7 thereof and any Financial Covenant set forth in any other provision thereof and (ii) all of the provisions of Article 6 and Article 7 of the Bank Loan Agreement and any other Financial Covenants set forth therein, together with all relevant definitions pertaining thereto, shall hereby be incorporated herein by reference, MUTATIS MUTANDIS. The Company shall give all holders of Notes written notice of any amendment modification or waiver of Article 6, Article 7 or any Financial Covenant of the Bank Loan Agreement, attaching an executed copy of the amendment, modification or waiver to such written notice, within 5 Business Days of such amendment, modification or waiver.

          (ii) No Financial Covenant incorporated herein by virtue of paragraph 5G(i) hereof shall supersede, replace, amend, supplement or modify any other provision of this Agreement, including any covenant contained herein which addresses a subject matter similar to that of such incorporated Financial Covenant.

     5H. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to you, if at the time you or your nominee holds any Note, and to each other institutional holder of the then outstanding Notes:

          (i) QUARTERLY STATEMENTS -- as soon as practicable after the end of the first, second and third quarterly fiscal periods in each fiscal year of the Company, and in any event within sixty (60) days thereafter, two (2) copies of:

               (a) consolidated balance sheets of the Company and its consolidated Subsidiaries, and the Company and the Restricted Subsidiaries, as at the end of such quarter, and

               (b) consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries, and the Company and the Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by a principal financial officer of the Company;

          (ii) ANNUAL STATEMENTS -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of:

               (a) consolidating and consolidated balance sheets of the Company and its consolidated Subsidiaries, and the Company and the Restricted Subsidiaries, as at the end of such year, and

               (b) consolidating and consolidated statements of income, changes in members' equity and cash flows of the Company and its consolidated Subsidiaries, and the Company and the Restricted Subsidiaries, for such year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail, satisfactory in scope to the Required Holders and

                    (A) except in the case of the consolidating statements which may be certified as complete and correct by a principal financial officer of the Company, accompanied by an opinion thereon, satisfactory in scope and substance to the Required Holders, of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and which are noted in the financial statements) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances,

                    (B) a statement from such independent certified public accountants that such consolidating statements were prepared using the same work papers as were used in the preparation of such consolidated statements, and

                    (C) a certification by a principal financial officer of the Company (in scope and substance satisfactory to the Required Holders) that such consolidating and consolidated statements are true and correct;

          (iii) OPINIONS PURSUANT TO PARAGRAPH 5A -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of any opinions required pursuant to paragraph 5A of this Agreement;

          (iv) AUDIT REPORTS -- promptly upon receipt thereof, one (1) copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

          (v) SEC REPORTS -- promptly upon their becoming available (but in no event later than the date of filing), one (1) copy of each regular or periodic report and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or with the Securities and Exchange Commission or any successor agency;

          (vi) MATERIALS SENT TO STOCKHOLDERS -- promptly upon their becoming available (but in no event later than the date provided in clause (i) of this paragraph 5H), one (1) copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to stockholders (other than, in the case of any Subsidiary, the Company) generally;

          (vii) NOTICE OF EVENT OF DEFAULT -- promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking and proposes to take with respect thereto;

          (viii) NOTICE OF CLAIMED DEFAULT -- promptly upon becoming aware that the holder of any Note or of any evidence of indebtedness or other Security of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed default or Event of Default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or Event of Default and what action the Company or such Subsidiary is taking or proposes to take with respect thereto;

          (ix) LOAN PORTFOLIO REPORTS -- together with each quarterly financial statement required to be delivered pursuant to clause (a) of this paragraph 5H, one (1) copy of

                 (a) a monthly Loan Portfolio Report of the Company setting forth, with respect to loans held in its portfolio, classifications relating to delinquency, non-performance, risk rating, loss allowances and other related matters as of the end of the last month of the fiscal quarters covered by such financial statements, to be prepared on substantially the same basis and to contain substantially the same information as the Loan Portfolio Report, dated September 30, 2001, in respect of the month of September, 2001, a copy of which was delivered to you prior to the date hereof, and

                 (b) a quarterly Report on Allowances for Loan Losses and Reserves of the Company, to be prepared on substantially the same basis and to contain substantially the same information as the Report on Allowances for Loan Losses and Reserves, dated September 30, 2001, a copy of which was delivered to you prior to the date hereof,

     PROVIDED that such monthly and quarterly reports need not, unless you or any other holder of Notes shall reasonably so request, disclose the names of the obligors on such loans; and

          (x) REQUESTED INFORMATION -- with reasonable promptness, such other data and information with respect to the Company and the Restricted Subsidiaries as from time to time may be reasonably requested, including, without limitation, information required by 17 C.F.R. Section 230.144A.

     5I. OFFICERS' CERTIFICATES. Each set of financial statements delivered to you or any other institutional holder of the Notes pursuant to paragraph 5H(i) or paragraph 5H(ii) of this Agreement will be accompanied by a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:

          (i) COVENANT COMPLIANCE -- the information (including, where applicable, detailed calculations) required in order to establish whether the Company was in compliance with the requirements of paragraphs 5D and 6 of this Agreement during the period covered by the financial statements then being furnished;

          (ii) EVENT OF DEFAULT -- that the signers have reviewed the relevant terms of this Agreement and the Financing Agreement and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the financial statements being delivered therewith to the date of the certificate and that such review has not disclosed the existence, during such period, of any condition or event which constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto; and

          (iii) LOAN PORTFOLIO CHANGES -- an explanation, in reasonable detail, of the differences disclosed in the Loan Portfolio Reports accompanying such financial statements from the information set forth in the Loan Portfolio Reports delivered after the end of the immediately preceding fiscal quarter of the Company.

     5J. ACCOUNTANTS' CERTIFICATES. Each set of annual financial statements delivered pursuant to paragraph 5H(ii) of this Agreement will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement insofar as it relates to accounting matters and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default, and, if any such condition or event then exists, specifying the nature and period of existence thereof.

     5K. INSPECTION. The Company will permit any of your representatives, while you or your nominee holds any Note, or the representatives of any other institutional holder of the Notes, at your or such holder's expense so long as no Default or Event of Default is then continuing and otherwise at the sole expense of the Company, to visit and inspect any of the Properties of the Company or any Subsidiary (and to take extracts from, and make copies of, their respective books and records) and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss with your representatives the finances and affairs of the Company and the Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

     5L. REQUIRED INVESTMENTS. The Company will at all times maintain Investments of the types described in clauses (d) through (o) of the definition of the term "Restricted Investments" set forth below in an aggregate amount of not less than $25,000,000.

     5M. PAID-IN-CAPITAL. The Company will at all times limit its 'Paid-in-Capital' (as determined in accordance with GAAP) in NCB Financial Corporation to an amount not greater than $40,000,000.

     5N. SUBSIDIARY INVESTMENTS. The Company will at all times limit its Investments in Subsidiaries (other than as set forth in paragraph 5M above and excluding SPVs and secured loans to NCB Capital) to an aggregate amount with respect to all such Subsidiaries of not greater than $20,000,000.

     6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

     6A. DISPOSAL OF SHARES OF A RESTRICTED SUBSIDIARY. The Company shall not at any time sell or otherwise dispose of any shares of the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary (said stock, options, warrants and other Securities herein called "SUBSIDIARY STOCK"), nor shall the Company permit any Restricted Subsidiary to issue its own Subsidiary Stock, or to sell or otherwise dispose of any shares of Subsidiary Stock issued by any other Restricted Subsidiary, if the effect of the transaction would be to reduce the proportionate interest of the Company and the other Restricted Subsidiaries in the outstanding Subsidiary Stock (the "DISPOSITION STOCK") of the Restricted Subsidiary (the "DISPOSITION SUBSIDIARY") whose shares are the subject of the transaction, PROVIDED that the foregoing restrictions do not apply to:

          (i)    the issue of directors' qualifying shares; and

          (ii) the sale for a cash consideration at one time (the "STOCK DISPOSITION DATE") to a Person (other than directly or indirectly to an Affiliate) of the entire investment (whether represented by stock, debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Disposition Subsidiary, if all of the following conditions shall have been satisfied:

               (a)  the sum of

                    (1) the Disposition Value of the assets of the Disposition
               Subsidiary, PLUS

                    (2) the Disposition Value of the assets of all Restricted
               Subsidiaries whose Subsidiary Stock was subject to a disposition pursuant to this paragraph 6A during the period ending on the Stock Disposition Date and commencing three hundred sixty-five
               (365) days prior to the Stock Disposition Date, PLUS

                    (3) the aggregate Disposition Value of assets owned by the
               Company or any Restricted Subsidiaries the disposition of which was made other than pursuant to this paragraph 6A and consummated during the period ending on the Stock Disposition Date and commencing three hundred sixty-five (365) days prior to the Stock Disposition Date, does not exceed ten percent (10%) of Consolidated Assets on the first day of such period;

               (b) in each of the three (3) fiscal years of the Company most recently ended, the contribution (expressed as a percentage and exclusive of losses) to Consolidated Adjusted Net Income for each of such fiscal years of

                    (1) the Disposition Subsidiary, PLUS

                    (2) the Restricted Subsidiaries whose Subsidiary Stock was subject to a disposition subsequent to the commencement of the first of such fiscal years, PLUS

                    (3) assets owned by the Company or any Restricted
               Subsidiaries sold or otherwise disposed of subsequent to the commencement of the first of such fiscal years,

          does not exceed ten percent (10%) of Consolidated Adjusted Net Income for such fiscal year;

               (c) in the opinion of the Board of Directors, the sale is for Fair Market Value and is in the best interests of the Company;

               (d) the Disposition Subsidiary shall have no continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

               (e) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist.

     For purposes of this paragraph 6A(ii), the assets of any Restricted Subsidiary that ceases to be a Restricted Subsidiary in a manner other than by the disposition of Subsidiary Stock shall be deemed disposed of at the time of such cessation, PROVIDED that the requirements of this paragraph 6A(ii) with regard to the receipt of cash consideration equal to Fair Market Value shall not apply to such deemed disposition.

          Notwithstanding the foregoing, any disposition of Subsidiary Stock shall be deemed to be in compliance with the provisions of the foregoing clause (1) and clause (2) if the entire proceeds of such sale, net of reasonable and ordinary transaction costs and expenses incurred in connection with such sale, are applied by the Company or such Restricted Subsidiary to a Permitted Proceeds Application.

     6B.  MERGER OR SALE OF ASSETS.

          (i) SALE OF ASSETS. Except as specifically permitted under paragraph 6B(ii) and paragraph 6B(iii) of this Agreement, the Company shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of assets; PROVIDED that, the foregoing restriction shall not apply to the sale of such assets (the "DISPOSITION ASSETS") for cash consideration at one time (the "ASSET DISPOSITION DATE") to a Person other than directly or indirectly to an Affiliate, if all of the following conditions are met:

               (a)  the sum of

                    (1) the Disposition Value of the Disposition Assets, PLUS

                    (2) the Disposition Value of the assets of all Subsidiaries that have ceased to be Restricted Subsidiaries during the period ending on the Asset Disposition Date and commencing three hundred sixty-five (365) days prior to the Asset Disposition Date, PLUS

                    (3) the Disposition Value of the assets of the Company and all other Restricted Subsidiaries disposed of during the period ending on the Asset Disposition Date and commencing three hundred sixty-five (365) days prior to the Asset Disposition Date, does not exceed ten percent (10%) of Consolidated Assets at such time;

               (b) in each of the three (3) fiscal years of the Company most recently ended, the contribution (expressed as a percentage and exclusive of losses) to Consolidated Adjusted Net Income for each of such fiscal years of

                    (1) the Disposition Assets, PLUS

                    (2) the Restricted Subsidiaries whose Subsidiary Stock was subject to a disposition subsequent to the commencement of the first of such fiscal years, PLUS

                    (3) all other assets of the Company and the Restricted
               Subsidiaries disposed of subsequent to the commencement of the first of such fiscal years,

          does not exceed ten percent (10%) of Consolidated Adjusted Net Income for such fiscal year;

               (c) in the opinion of the Board of Directors, the sale is for Fair Market Value and is in the best interests of the Company;

               (d) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist; and

               (e) in the case of any such transaction relating to receivables, such transaction is consummated in the ordinary course of the business of the Company or such Restricted Subsidiary.

     For purposes of this paragraph 6B(i), the assets of any Restricted Subsidiary that ceases to be a Restricted Subsidiary in a manner other than by the disposition of Subsidiary Stock shall be deemed to have been sold at the time of such cessation, PROVIDED that the requirements of this paragraph 6B(i) with regard to the receipt of cash consideration equal to Fair Market Value shall not apply to any such deemed disposition.

          Notwithstanding the foregoing, any sale of assets shall be deemed to be in compliance with the provisions of the foregoing clause (1) and clause
     (2) if the entire proceeds of such sale, net of reasonable and ordinary transaction costs and expenses incurred in connection with such sale, are applied by the Company or such Restricted Subsidiary to a Permitted Proceeds Application.

          (ii) MERGER, CONSOLIDATION AND SALE OF ALL OR SUBSTANTIALLY ALL ASSETS BY THE COMPANY AND SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, (x) consolidate with, or merge into, any other Person or permit any other Person to consolidate with, or merge into, it (except that a Restricted Subsidiary may consolidate with, or merge into, the Company or another Restricted Subsidiary) or (y) except as specifically permitted under paragraph 6B(iii) of this Agreement, sell all or substantially all of its assets to any other Person.

          (iii) ASSET SECURITIZATIONS. Notwithstanding the provisions of paragraph 6B(i) and paragraph 6B(ii) of this Agreement, the Company and the Restricted Subsidiaries may, at any time and from time to time, sell receivables in connection with an Asset Securitization if:

                 (a) such receivables are sold for a cash consideration equal to the Fair Market Value thereof; PROVIDED, HOWEVER, that the Company may

                      (1) establish and maintain a reserve account containing
                 cash or Securities as a credit enhancement in respect of any such sale or

                      (2) purchase or retain a subordinated interest in such
                 receivables being sold;

                 (b) the entire proceeds of such sale, net of reasonable and ordinary transaction costs and expenses incurred in connection with such sale, are applied by the Company or such Restricted Subsidiary to a Permitted Proceeds Application; and

                 (c) such sale is consummated in the ordinary course of business of the Company or such Restricted Subsidiary.

          6C.    LIENS.

          (i) NEGATIVE PLEDGE. The Company shall not, and shall not permit any Restricted Subsidiary to, (x) cause or permit or (y) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien, except that the Company and any of the Restricted Subsidiaries may

          (a) suffer to exist Liens outstanding on the date of this Agreement and described in SCHEDULE 8O to this Agreement;

          (b) create, incur or suffer to exist Liens arising in the ordinary course of business that secure taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED the payment thereof is not at the time required by paragraph 5A of this Agreement and that appropriate reserves have been established therefor on the books of the Company or such Restricted Subsidiary in accordance with generally accepted accounting principles;

          (c) create, incur or suffer to exist Liens incurred or deposits made in the ordinary course of business

               (1) in connection with worker's compensation, unemployment insurance and other like laws, or

               (2) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, Eligible Derivatives, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

          (d) create, incur or suffer to exist attachment, judgment and other similar Liens arising in connection with court proceedings not in excess of One Million Dollars ($1,000,000) in the aggregate for all such Liens, PROVIDED the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and that appropriate reserves have been established therefor on the books of the Company or such Restricted Subsidiary in accordance with generally accepted accounting principles;

          (e) create, incur or suffer to exist Liens on Property of a Restricted Subsidiary, PROVIDED such Liens secure only obligations owing to the Company or a Restricted Subsidiary;

          (f) create, incur or suffer to exist reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, PROVIDED such exemptions or encumbrances do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the owning company's business;

          (g) create, incur or suffer to exist Liens existing at the date of acquisition on Property acquired in BONA FIDE liquidation, collection or other realization upon, or settlement of, collateral held to secure receivable obligations; PROVIDED that any such Lien will not extend to any Property other than the Property so acquired;

          (h) create, incur or suffer to exist Liens to secure Debt incurred to finance the cost of acquisition of any computer or other office equipment useful and intended to be used in carrying out the business of the Company or a Restricted Subsidiary; PROVIDED that

               (1)  any such Lien shall attach solely to the Property acquired;

               (2) the aggregate amount remaining unpaid on the purchase price shall not be in excess of one hundred percent (100%) of

                    (A) the total purchase price or

                    (B) the Fair Market Value at the time of acquisition,
               whichever is lower; and

               (3) such Lien is created or assumed with respect to such Property, at the time of, or within twelve (12) months after, such acquisition;

     and

          (i) modify, extend, renew or replace any Lien permitted by this paragraph 6C(i) upon the same Property theretofore subject thereto, or modify, extend, renew or replace the Debt secured thereby; PROVIDED, that in any such case the principal amount (outstanding at the time of such modification, extension, renewal or replacement) of such Debt so modified, replaced, extended or renewed shall not be increased.

          (ii) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property is subjected to a Lien in violation of this paragraph 6C, the Company shall make or cause to be made provision (the documents, agreements and instruments by which such provision is effected being subject to the approval of the Required Holders) whereby the Notes will be secured equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the full extent that the holders may be entitled thereto under applicable law, of an equitable Lien so equally and ratably securing the Notes. Such violation of this paragraph 6C shall constitute an Event of Default whether or not any such provision is made pursuant to this paragraph 6C.

     6D. PERMITTED DEBT. Subject to paragraph 6E of this Agreement, the Company shall not, and shall not permit any Restricted Subsidiary to, incur, create, issue, assume or permit to exist any Debt other than

          (i)    Senior Debt of the Company;

          (ii)   Subordinated Debt of the Company;

          (iii) liabilities (other than for borrowed money) incurred in the regular operation of the business of the Company or a Restricted Subsidiary and not more than three (3) months overdue, unless contested in good faith by appropriate proceedings and adequate reserves have been set aside with respect thereto;

          (iv) Debt of a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

          (v) Debt of the Company secured by Liens permitted under the provisions of paragraph 6C(i)(h) of this Agreement;

          (vi)   Restricted Guarantees of the Company; and

          (vii) Debt of NCB, FSB (formerly known as NCB Savings Bank, FSB) that
     (a) consists of demand and time deposits and (b) consists of advances from the Federal Home Loan Bank of Cincinnati ("FHLBC") secured pursuant to that certain Blanket Agreement for Advances and Security Agreement, dated November 30, 2000, between NCB,FSB and the FHLBC.

     6E.  LIMITATIONS ON DEBT. The Company shall not at any time permit

          (i) The ratio of Consolidated Debt to Consolidated Adjusted Net Worth to exceed 9.5 to 1.0; or

          (ii) Qualified Assets to be less than one hundred percent (100%) of the sum (at such time) of

                 (a) Company Senior Obligations, PLUS

                 (b) the aggregate unpaid principal amount of Subordinated Debt,
                     LESS

                 (c)  the aggregate unpaid principal amount of Class A Notes.

     6F.  LONG-TERM LEASES.

          (i) The Company shall not, and shall not permit any Restricted Subsidiary to, become obligated, as lessee, under any Long-Term Lease if, at the time of entering into any such Long-Term Lease and after giving effect thereto, the aggregate Rentals payable by the Company and the Restricted Subsidiaries, on a consolidated basis, in any one fiscal year thereafter under all Long-Term Leases would exceed five percent (5%) of Consolidated Adjusted Net Worth determined as at the end of the most recently ended fiscal year of the Company, at such time.

          (ii) Any Person that becomes a Restricted Subsidiary after the date hereof shall be deemed to have entered into, at the time that it becomes a Restricted Subsidiary, all Long-Term Leases on which such Person is lessee existing immediately after it becomes a Restricted Subsidiary.

     6G. GUARANTEES. The Company shall not, and shall not permit any Restricted Subsidiary to, become or be liable in respect of any Guarantee other than a Restricted Guarantee.

     6H. CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES. The Company shall not permit Consolidated Earnings Available for Fixed Charges for any period of four (4) consecutive fiscal quarters of the Company to be less than one hundred ten percent (110%) of Consolidated Fixed Charges for such period.

     6I.  RESTRICTED PAYMENTS.

     (i)  The Company shall not:

               (a) declare or pay any dividends, either in cash or Property, on any class of its capital stock, or otherwise, except

                    (1) Patronage Dividends payable in cash and cash dividends payable on Class B Stock and Class C Stock in any calendar year in an aggregate amount for all such Patronage Dividends and other dividends up to (but not exceeding) twenty percent (20%) of the sum of Consolidated Taxable Income PLUS, to the extent deducted in the determination of Consolidated Taxable Income, Patronage Dividends, for such calendar year; and

                    (2) Patronage Dividends and other dividends, in each case
               payable by the Company solely in common stock or allocated surplus of the Company;

          or

               (b) directly, or indirectly or through any Subsidiary, purchase, redeem or retire any of its capital stock or any warrants, rights or options to purchase or otherwise acquire any shares of its capital stock except

                    (1) in exchange for or out of the substantially concurrent issue and sale of shares of its capital stock, or warrants, rights or options to purchase or otherwise acquire any shares of its capital stock, so long as the proceeds of such concurrent issue and sale are not required by agreement, statute or regulation to be otherwise applied by the Company,

                    (2) out of a substantially concurrent contribution to
               capital,

                    (3) repurchases of Class B1 Common Stock which the Company is required to make from the holders thereof who no longer have loans from the Company outstanding, or

                    (4) redemptions or cancellations of Class B Stock or Class C
               Stock pursuant to Section 6.2(i) of the Company's by-laws as in effect on the date hereof, so long as no cash or other Property is paid to the holders thereof; or

               (c) directly, or indirectly or through any Subsidiary, make any other payment or distribution in respect of its capital stock

     (such declarations and payments of dividends, purchases, redemptions or retirements of stock, warrants, rights or options and all such other distributions, together with all payments in respect of Subordinated Debt pursuant to paragraph 6N(iii) of this Agreement being herein collectively called "RESTRICTED PAYMENTS"), if after giving effect thereto the aggregate amount of Restricted Payments, together with all Patronage Dividends payable in cash and all cash dividends on Class B Stock and Class C Stock, declared or made during the period from and after December 31, 1991 to and including the date of the declaration or making of the Restricted Payment in question, would exceed the sum of

                    (1) Fifteen Million Dollars ($15,000,000), PLUS

                    (2) fifty percent (50%) of Consolidated Adjusted Net Income
               (or MINUS one hundred percent (100%) of Consolidated Adjusted Net Income in the case of a deficit) for the period commencing on January 1, 1992 and ending on the last day of the fiscal year of the Company most recently ended on such date, all computed on a cumulative basis for said entire period.

          (ii) The Company shall not declare any dividend payable more than sixty (60) days after the date of the declaration thereof.

          (iii) For the purposes of this paragraph 6I, the amount of any Restricted Payment declared or paid or distributed in Property of the Company or any Subsidiary shall be deemed to be the greater of book value or Fair Market Value, as determined in good faith by the Board of Directors (in each case after deducting any liabilities relating thereto which are, concurrently with the receipt of such Restricted Payment, assumed by the recipient thereof), of such Property at the time of the making of the Restricted Payment in question.

          (iv) The Company shall not declare or make any Restricted Payment if, after giving effect thereto, a Default or an Event of Default would exist.

     6J.  LIMITATION ON INVESTMENTS.

          (i) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Restricted Investments.

          (ii) Any corporation which becomes a Restricted Subsidiary subsequent to the date of this Agreement shall be deemed to have made, immediately after becoming a Restricted Subsidiary, any Restricted Investment that it shall have outstanding at the time it shall become a Restricted Subsidiary.

     6K.  TRANSACTIONS WITH AFFILIATES.

          (i) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate except (i) for the NCB Development Corporation Contribution and (ii) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (ii) Any corporation that becomes a Restricted Subsidiary subsequent to the date of this Agreement shall be deemed to have entered into, at the date it becomes a Restricted Subsidiary, all transactions with Affiliates with respect to which such corporation will be obligated immediately after it becomes a Restricted Subsidiary.

     6L. REPURCHASE OF NOTES. The Company shall not, and shall not permit any Restricted Subsidiary or any Affiliate, directly or indirectly, to, purchase or make any offer to purchase any Notes, unless the Company or such Restricted Subsidiary or Affiliate has offered to purchase Notes, pro rata from all holders of the Notes and upon the same terms. In case the Company purchases any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

     6M. ISSUANCE OF SUBORDINATED DEBT. The Company shall not create, issue, assume, guarantee or in any manner become liable after the date of this Agreement in respect of any Subordinated Debt having a maturity earlier than January 1, 2011, or the benefit of any mandatory sinking fund or similar provision for the prepayment thereof prior to January 1, 2011.

     6N. VOLUNTARY RETIREMENT OF SUBORDINATED DEBT. The Company shall not, directly or indirectly or through any Subsidiary, purchase, redeem or otherwise retire or acquire prior to the respective stated maturities thereof, the whole or any part of any issue of Subordinated Debt except

          (i) subject to paragraph 6M of this Agreement, in accordance with the applicable provisions thereof or of any indenture, agreement or similar instrument under or pursuant to which such Debt has been issued, unconditionally requiring payments into a sinking fund, periodic prepayments, or other analogous payments for the amortization of such Debt, or

          (ii) out of the proceeds of a substantially concurrent issue or sale of capital stock or Debt ranking on a parity with, or junior to, the Debt proposed to be purchased, redeemed or otherwise retired or acquired, or

          (iii) out of funds that at the time are available for Restricted Payments pursuant to, and within the limitations of, paragraph 6I of this Agreement, it being understood that the amounts so used pursuant to this clause (iii) shall reduce PRO TANTO the amount otherwise available for Restricted Payments under paragraph 6I of this Agreement.

     6O. SUBORDINATION PROVISIONS. The Company shall not, at any time, be a party to any amendment, waiver or modification of any subordination provisions or payment provisions applicable to any Subordinated Debt.

     6P.  CLASS A NOTES.

          (i) NO VOLUNTARY PREPAYMENT. Except as expressly permitted by the terms of paragraph 6P(ii) below, the Company shall not, directly or indirectly or through any Subsidiary, purchase, redeem or otherwise retire or acquire, prior to the respective stated maturities thereof, the whole or any part of any Class A Notes except out of the net cash proceeds of a substantially concurrent issue or sale of Class B Stock or Class C Stock.

          (ii) NO AMENDMENTS. The Company shall not amend, modify, terminate, or waive any of its rights under the Financing Agreement or any of the Class A Notes (or any other agreement or similar instrument under or pursuant to which such Class A Notes have been issued) without the prior written consent of the Required Holders, except that the Company may enter into an amendment of the Financing Agreement providing for a prepayment of the Class A Notes in 2010 and 2015 with the proceeds of a substantially simultaneous issue of equity or Subordinated Debt; PROVIDED HOWEVER, that the aggregate principal amount of Class A Notes that may be prepaid in 2010 with the proceeds of a substantially simultaneous issue of Subordinated Debt as contemplated above shall not exceed $25,000,000.

     7.   EVENTS OF DEFAULT.

     7A. NATURE OF EVENTS. An "EVENT OF DEFAULT" shall exist if any of the following occurs and is continuing:

          (i) PRINCIPAL OR YIELD-MAINTENANCE AMOUNT PAYMENTS -- the Company fails to make any payment of principal or Yield-Maintenance Amount on any Note on or before the date such payment is due;

          (ii) INTEREST PAYMENTS -- the Company fails to make any payment of interest on any Note on or before the date such payment is due and such failure shall continue for a period of three (3) Business Days;

          (iii) PARTICULAR DEFAULTS -- the Company or any Subsidiary fails to perform or observe any covenant contained in paragraphs 5D and 5F and paragraph 6A through paragraph 6P (other than paragraph 6J and paragraph
     6K) of this Agreement, inclusive; or the Company shall terminate or modify any provision of the Financing Agreement or shall fail to perform or observe any covenant contained in the Financing Agreement;

          (iv) OTHER DEFAULTS -- the Company or any Subsidiary fails to comply with any other provision of this Agreement, and such failure continues for more than thirty (30) days after any officer of the Company has knowledge thereof;

          (v) WARRANTIES OR REPRESENTATIONS -- any warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished by or on behalf of the Company in compliance with or in reference to this Agreement was or shall have been false or misleading in any material respect at the time made;

          (vi) DEFAULT ON INDEBTEDNESS OR OTHER SECURITY -- the Company or any Restricted Subsidiary fails to make any payment due on any one or more Material Obligations or any event shall occur or any condition shall exist in respect of any one or more Material Obligations of the Company or any Restricted Subsidiary, or under any agreement securing or relating to any such Material Obligations (and any such failure, event or condition shall not have been cured, waived or consented to by the holder or holders of such Material Obligations or a trustee therefor), the effect of which is

               (a) to cause (or permit any holder of such Material Obligation or a trustee of such holder to cause) such Material Obligation or Material Obligations, or a portion thereof, to become due prior to its or their stated maturity or prior to its or their regularly scheduled dates of payment (regardless of any limitations, such as those applicable to Subordinated Debt, on the amount of such Material Obligations which may be paid upon such acceleration),

               (b) to permit a trustee or the holder of any Security (other than common stock of the Company or any Restricted Subsidiary) to elect a majority of the directors on the board of directors of the Company or such Restricted Subsidiary, or

               (c) to permit the holder of any such Material Obligation to require the Company or any Restricted Subsidiary to repurchase such Material Obligation or a portion thereof from such holder;

          (vii) INVOLUNTARY BANKRUPTCY PROCEEDING -- a receiver, liquidator, custodian or trustee of the Company or any Restricted Subsidiary, or of any of the Property of any of such Persons, is appointed by court order and such order remains in effect for more than ninety (90) days; or the Company or any Restricted Subsidiary is adjudicated bankrupt or insolvent; or any of the Property of any of such Persons is sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed against the Company or any Restricted Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) days after such filing;

          (viii) VOLUNTARY PETITIONS -- the Company or any Restricted Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provisions of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under such law;

          (ix) ASSIGNMENTS FOR BENEFIT OF CREDITORS, ETC. -- the Company or a Restricted Subsidiary makes an assignment for the benefit of its creditors, is not paying its debts generally as they become due, admits in writing its inability to pay its debts generally as they become due or consents to the appointment of a receiver, trustee, custodian or liquidator of the Company or such Restricted Subsidiary or of all or any part of the Property of any of such Persons;

          (x) UNDISCHARGED FINAL JUDGMENTS -- final judgment or judgments for the payment of money, aggregating in excess of Five Hundred Thousand Dollars ($500,000) for all such judgments, is or are outstanding against the Company or any of the Restricted Subsidiaries and any one of such judgments has been outstanding for more than thirty (30) days from the date of its entry and has not been discharged in full or stayed; or

          (xi) ERISA -- the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding Five Hundred Thousand Dollars ($500,000).

     7B.  DEFAULT REMEDIES.

          (i) ACCELERATION ON EVENT OF DEFAULT. If an Event of Default exists, then

               (a) if such Event of Default is an Event of Default specified in clause (vii), clause (viii) or clause (ix) of paragraph 7A of this Agreement with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

               (b) if such Event of Default is any other Event of Default, the Required Holders may exercise any right, power or remedy permitted to such holder or holders by law, and may, in particular, at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, PROVIDED that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon such declaration only if

                    (1) such event is an Event of Default specified in any of
               clause (i) to clause (vi), inclusive, or clause (x) of paragraph 7A of this Agreement,

                    (2) the holders making such declaration shall have given to the Company, at least ten (10) Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and

                    (3) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

          (ii) ACCELERATION ON PAYMENT DEFAULT. During the existence of an Event of Default described in paragraph 7A(i) or paragraph 7A(ii) hereof, and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to paragraph 7B(i)(b) hereof, any holder of Notes who or which shall have not consented to any waiver with respect to such Event of Default may, at his or its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and the Yield-Maintenance Amount at such time with respect to such principal amount of such Notes.

          (iii) VALUABLE RIGHTS. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

          (iv) OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise

          (v) NONWAIVER AND EXPENSES. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Yield-Maintenance Amount or interest on, any Note, or shall fail to comply with any other provision hereof, the Company shall pay to each holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

     7C. ANNULMENT OF ACCELERATION OF NOTES. If a declaration is made pursuant to paragraph 7B(i)(b) of this Agreement in respect of any Notes by any holder or holders thereof then, and in every such case, the Required Holders may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, PROVIDED that at the time such declaration is annulled and rescinded:

          (i) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (ii) all arrears of interest upon all of the Notes and all other sums payable under the Notes and under this Agreement (except any principal of or interest on the Notes which has become due and payable by reason of such declaration under paragraph 7B(i)(b) of this Agreement) shall have been duly paid; and

          (iii) each and every other Default and Event of Default shall have been waived pursuant to paragraph 11C of this Agreement or otherwise made good or cured,

and PROVIDED FURTHER that no such rescission and annulment shall extend to or affect any subsequent

Default or Event of Default or impair any right consequent thereon.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A. SUBSIDIARIES AND AFFILIATES. SCHEDULE 8O to this Agreement states the name of each of

          (i) the Subsidiaries (specifying which thereof are Restricted Subsidiaries), its jurisdiction of incorporation, the jurisdiction in which it does business, the percentage of its Voting Stock owned by the Company and each other Subsidiary and, to the best of the Company's knowledge, the identity and ownership of any other holders of its Voting Stock, and

          (ii) the Company's corporate or joint venture Affiliates and the nature of the affiliation.

     8B. CORPORATE ORGANIZATION AND AUTHORITY. Each of the Company and the Subsidiaries

          (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation,

          (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, and

          (iii) is duly authorized and has duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary.

     8C.  FINANCIAL STATEMENTS; MATERIAL ADVERSE CHANGE; DESCRIPTION OF
BUSINESS.

          (i) FINANCIAL STATEMENTS. The consolidated statements of financial condition of the Company and the Subsidiaries as of December 31 in the years 1996, 1997, 1998, 1999 and 2000 inclusive, and the related consolidated statements of income and cash flows and changes in members' equity for the fiscal years ended on such dates, in each case accompanied by reports thereon containing opinions without qualification, except as therein noted, by its independent certified public accountants, and the consolidated balance sheet of the Company and the Subsidiaries as of September 30, 2001 and the related consolidated statements of income and cash flows and reconciliation of net income to net cash provided

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     by operating activities for the nine (9) month period ended on such date, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Company and the Subsidiaries as of such dates and the results of their operations for such periods. All of the above-described consolidated financial statements include the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship has existed.

          (ii) MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has been no material adverse change in the condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

          (iii) DESCRIPTION OF BUSINESS. The description of the business conducted and proposed to be conducted by the Company and the Subsidiaries set forth in SCHEDULE 8O is correct in all material respects.

     8D. FULL DISCLOSURE. Neither the financial statements referred to in paragraph 8C of this Agreement, nor any other written statement furnished by, or on behalf of, the Company to you in connection with the negotiation hereof, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There are no facts which the Company has not disclosed to you in writing that in the aggregate materially affect adversely or, so far as the Company can now foresee, will in the future in the aggregate materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes.

     8E. PENDING LITIGATION AND JUDGMENTS. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiaries in any court or before any governmental authority or arbitration board or tribunal that in the aggregate involve more than a remote possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes. Neither the Company nor the Subsidiaries is in default with respect to any order of any court, governmental authority or arbitration board or tribunal. No unsatisfied judgment against the Company or any of the Subsidiaries is outstanding.

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     8F. TITLE TO PROPERTIES. Each of the Company and the Subsidiaries has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 8C of this Agreement (except as sold or otherwise disposed of in the ordinary course of business). All such Property owned by the Company is free from Liens not permitted by paragraph 6C of this Agreement. All leases necessary in any material respect for the conduct of the business of the Company and each of the Subsidiaries are valid and subsisting and are in full force and effect.

     8G. PATENTS AND TRADEMARKS. Each of the Company and the Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing which are necessary for the present and planned future conduct of its and their business, without any known conflict with the rights of others, which, if adversely determined, would have a materially adverse effect on the Properties, business, prospects, profits or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes.

     8H. ISSUANCE IS LEGAL AND AUTHORIZED; CONFLICTING AGREEMENTS AND OTHER MATTERS.

          (i) ISSUANCE IS LEGAL AND AUTHORIZED. The issuance, execution and delivery of the Notes by the Company and compliance by the Company with all of the provisions of this Agreement and of the Notes are within the corporate powers of the Company.

          (ii) CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any Subsidiary is a party to one or more contracts or agreements or subject to one or more charter or other corporate restrictions which in the aggregate materially and adversely affects the Properties, business, prospects, profits or condition (financial or otherwise) of the Company or the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes. The execution and delivery of this Agreement and the Notes, the offering, issuance, execution and delivery of the Notes and the fulfillment of and compliance with the terms and provisions of this Agreement and of the Notes, will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Property of the Company or any of the Subsidiaries pursuant to, the charter or by-laws of the Company or any of the Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of the Subsidiaries is subject.

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

     8I. NO DEFAULTS. No event has occurred and no condition exists that, upon the issuance of the Notes in substitution therefor, would constitute a Default or an Event of Default. The Company is not in violation in any respect of any term of its charter or bylaws. The Company is not in violation in any material respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound.

     8J. GOVERNMENTAL CONSENT. Neither the nature of the Company or any of the Subsidiaries, or of any of their respective businesses or Properties, nor any relationship between the Company or any of the Subsidiaries and any other Person, nor any circumstance in connection with the offer and issuance of the Notes is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition to the execution, delivery and performance of this Agreement or the offer, issue, execution, delivery and performance of the Notes.

     8K. TAXES. All tax returns required to be filed by the Company or any of the Subsidiaries in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any of the Subsidiaries, or upon any of their respective Properties, income or franchises, shown to be due and payable on said returns have been paid to the extent such taxes, assessments, fees and charges have become due and payable. Neither the Company nor any of the Subsidiaries knows of any proposed additional tax assessments against it. The Federal income tax liability of the Company and the Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1995, and no material controversy in respect of additional income taxes due is pending or, to the knowledge of the Company, threatened. The provisions for taxes on the books of the Company and the Subsidiaries are adequate for all open years, and for its current fiscal period.

                                       37
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     8L. USE OF PROCEEDS; MARGIN SECURITIES, ETC. The proceeds of the Series A
Notes will be used to refinance outstanding indebtedness of the Company. The proceeds realized upon the issuance of the Notes will not be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U and X (12 CFR Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK") or for the purpose of maintaining, reducing or retiring any indebtedness that was originally incurred to purchase or carry any stock that is a margin stock or for any other purpose that might constitute such transaction a "purpose credit" within the meaning of such Regulations. None of the transactions contemplated in this Agreement will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations T, U, X or any other regulation of the Board of Governors of the Federal Reserve System. The Company does not own or intend to carry or purchase any margin stock. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were or will be used to purchase, any "security" within the meaning of the Exchange Act.

     8M. PRIVATE OFFERING. Neither the Company or any of the Subsidiaries, nor any agent acting on their behalf, has, directly or indirectly, offered the Notes or any similar Security of the Company for sale or exchange to, or solicited any offers to buy the Notes or any similar Security of the Company from, or otherwise approached or negotiated with respect to this Agreement with, any Person other than you, and neither the Company or any of the Subsidiaries, nor any agent acting on their behalf, has taken or will take any action that would subject the issuance of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any Securities or Blue Sky law of any applicable jurisdiction.

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

     8N.  COMPLIANCE WITH LAW. Neither the Company nor any of the Subsidiaries:

          (i) is in violation of any laws, ordinances, or governmental rules or regulations to which it is subject; or

          (ii) has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business,

which violations or failures to obtain might in the aggregate materially adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of the Company or the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Notes.

     8O. INDEBTEDNESS. SCHEDULE 8O to this Agreement correctly describes all Debt for borrowed money of the Company outstanding as of the close of business on the date of execution and delivery of this Agreement, and indicates which of such indebtedness (if any, and the amount thereof) is secured by a Lien. There is no Subordinated Debt outstanding other than the Class A Notes. The aggregate amount of indebtedness for borrowed money of the Company outstanding as of the date of execution and delivery of this Agreement does not exceed one thousand percent (1000%) of the sum of the paid-in capital and surplus of the Company at such date.

     8P. RESTRICTIONS ON COMPANY. Neither the Company nor any of the Subsidiaries is a party to any contracts or agreements, or subject to any charter or other corporate restrictions, that in the aggregate materially and adversely affect its business. The Company is not a party to any contract or agreement that restricts its right or ability to incur additional Debt, other than this Agreement and the agreements relating to the Debt described in
SCHEDULE 8O to this Agreement. The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by paragraph 6C(i) of this Agreement.

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

     8Q. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. The present value of all benefits vested under all Pension Plans did not, as of December 31, 2000, the last annual valuation date for which a report is available, exceed the value of the assets of the Pension Plans allocable to such vested benefits. The consummation of the transactions herein provided for and compliance by the Company with the provisions of this Agreement and the Notes will not involve any "prohibited transaction" within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. The representation by the Company in the second sentence of this paragraph 8Q is made in reliance upon and subject to
(i) the accuracy of your representation in paragraph 9B as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and
(ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein. The Company, the Subsidiaries, their ERISA Affiliates, their respective employee benefit plans and any trusts thereunder are in substantial compliance with ERISA. Neither any of the employee benefit plans maintained by the Company or any ERISA Affiliate, or to which the Company or any ERISA Affiliate makes any contribution, nor any trusts thereunder have been terminated or have incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA, since the effective date of ERISA.

     8R. INVESTMENT COMPANY ACT. The Company is not directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     9. REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

     9A. NATURE OF PURCHASE. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with, any distribution thereof within the meaning of the Securities Act, PROVIDED that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

     (a) the Source constitutes assets allocated to your "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60), and as of the date of the purchase of the

Notes, you satisfy all of the applicable requirements for relief under Sections I and IV of PTE 95-60; or

     (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

     (c) the Source is either (i) an insurance company pooled separate account, within the meaning PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this clause
(c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (d) the Source constitutes asset of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to clause (c); or

     (e)  the Source is a governmental plan; or

     (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (f); or

     (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     10. DEFINITIONS. For the purpose of this Agreement, the terms defined in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

     10A. YIELD-MAINTENANCE TERMS.

          "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7, as the context requires.

          "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge/Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
(ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield will be rounded to that number of decimal places as appears in the coupon for the Notes.

          "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining

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Scheduled Payment of such Called Principal (but not of interest thereon) by (b)
the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4 or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

          "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. OTHER TERMS.

          "1997 SHELF AGREEMENT" shall mean that certain Master Shelf Agreement, dated as of June 30, 1997, among the Company, Prudential and the other purchasers party thereto, as amended.

          "1997 SHELF NOTES" shall mean, collectively, the Company's 6.94% Senior Notes due July 14, 2003, issued in the original principal amount of $10,000,000, and the Company's 6.22% Senior Notes due February 3, 2004, issued in the original principal amount $20,000,000.

          "ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

          "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2B(5).

          "ACCEPTED NOTE" shall have the meaning specified in paragraph 2B(5).

          "ACCEPTANCE WINDOW" shall mean, with respect to any Quotation, the time period designated by Prudential during which the Company and Prudential shall be in live communication and the Company may elect to accept such Quotation.

          "ADJUSTED TANGIBLE ASSETS" at any time means all assets (including, without duplication, the capitalized value of any leasehold interest under any Capitalized Lease) except:

               (a)  deferred assets and intangible assets,

               (b) patents, copyrights, trademarks, trade names, franchises, goodwill, organizational expense, experimental expense and other similar intangible assets,

               (c)  unamortized debt discount and expense, and

               (d) assets located, and notes and receivables due from obligors domiciled, outside the United States of America, Puerto Rico or Canada.

          "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "AGREEMENT" this Note Purchase and Uncommitted Master Shelf Agreement.

          "ASSET DISPOSITION DATE" shall have the meaning specified in paragraph 6B(i).

          "ASSET SECURITIZATION" means, with respect to any Person, a transaction involving the sale or transfer of receivables by such Person (an "Originator") to a special purpose corporation or grantor trust (an "SPV") established solely for the purpose of purchasing such receivables from the Company for cash in an amount equal to the Fair Market Value thereof; PROVIDED, HOWEVER, that the Company may (A) establish and maintain a reserve account containing cash or Securities as a credit enhancement in respect of any such sale or (B) purchase or retain a subordinated interest in such receivables being sold.

          "ASSET SECURITIZATION RECOURSE LIABILITY" means, at any time, with respect to any Person, the maximum amount of such Person's liability (whether matured or contingent) under any agreement, note or other instrument in connection with any one or more Asset Securitizations in which such Person has agreed to repurchase receivables or other assets, to provide direct or indirect credit support (whether through cash payments, the establishment of reserve accounts containing cash or Securities, an agreement to reimburse a provider of a letter of credit for any draws thereunder, the purchase or retention of a subordinated interest in such receivables or other assets, or other similar arrangements), or in which such Person may be otherwise liable for all or a portion of any SPV's obligations under Securities issued in connection with such Asset Securitizations.

          "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an

"Authorized Officer" of the Company in the INFORMATION SCHEDULE attached hereto as Annex 1 or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in its PURCHASER SCHEDULE or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

          "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2B(1).

          "BANK LOAN AGREEMENT" means the Third Amended and Restated Loan Agreement, dated as of May 28, 1997, by and among the Company, the banks signatory thereto and Fleet Bank, N.A. (formerly known as Natwest N.A.), as agent, as amended from time to time.

          "BOARD OF DIRECTORS" at any time means the board of directors of the Company or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

          "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, and (ii) a day on which commercial banks in New York City are required or authorized to be closed.

          "CANCELLATION DATE" shall have the meaning specified in paragraph 2B(8)(iv).

          "CANCELLATION FEE" shall have the meaning specified in paragraph 2B(8)(iv).

          "CAPITALIZED LEASE" means any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

          "CLASS A NOTES" means "class A notes" the terms of which are defined in 12 U.S.C. Section 3014 as in effect on the Date of Assumption and Restatement.

          "CLASS B STOCK" means "class B stock" the terms of which are defined in 12 U.S.C. Section 3014 as in effect on the Date of Assumption and Restatement.

          "CLASS B1 COMMON STOCK" means the series of Class B stock comprising Class B stock purchased for cash after June 28, 1984.

          "CLASS C STOCK" means "class C stock" the terms of which are defined in 12 U.S.C. Section 3014 as in effect on the Date of Assumption and Restatement.

          "CLOSING DAY" shall mean, with respect to the Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, PROVIDED that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMPANY" shall have the meaning specified in the introductory sentence to this Agreement.

          "COMPANY SENIOR OBLIGATIONS" at any time means, with respect to the Company, the sum of

          (a) the aggregate unpaid principal amount of Senior Debt of the Company, PLUS

          (b)    the aggregate amount of all Capitalized Leases of the Company
     PLUS

          (c) Restricted Guarantees of the Company computed on the basis of total outstanding contingent liability, PLUS

          (d) Asset Securitization Recourse Liabilities of the Company (meeting the conditions set forth in either clause (i) or clause (ii) below):

                 (1) to the extent, but only to the extent, that such obligations arise from the Company's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables; or

                 (2) if the Company shall maintain a reserve account containing cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein, to the extent, but only to the extent, of the amount of such reserve account or subordinated interest.

          "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

          "CONSOLIDATED ADJUSTED NET INCOME" for any fiscal period of the Company means net earnings or net loss (determined on a consolidated basis) of the Company and the Restricted Subsidiaries after income taxes for such period, but excluding from the determination of such earnings the following items (together with the income tax effect, if any, applicable thereto):

          (a)  the proceeds of any life insurance policy;

          (b)  any gain or loss arising from the sale of capital assets;

          (c) any gain arising from any reappraisal, revaluation or write-up of assets;

          (d) any gain arising from transactions of a non-recurring or nonoperating and material nature or arising from sales or other dispositions relating to the discontinuance of operations;

          (e) earnings of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (f) earnings of any corporation, substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

          (g) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

          (h) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

          (i) the earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have merged, prior to the date of such transaction;

          (j) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

          (k) any amortization of deferred or other credit representing the excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary.

          "CONSOLIDATED ADJUSTED NET WORTH" at any time means, with respect to the Company and the Restricted Subsidiaries (determined on a consolidated basis):

          (a) the amount of capital stock liability PLUS (or MINUS in the case of a deficit) the capital surplus and earned surplus of the Company and the Restricted Subsidiaries, LESS (without duplication) the sum of

          (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and the Restricted Subsidiaries:

               (1) all deferred charges and prepaid expenses other than prepaid taxes and prepaid insurance premiums;

               (2)  treasury stock;

               (3) unamortized debt discount and expense and unamortized stock discount and expense;

               (4) goodwill, the excess of the cost of assets acquired over the book value of such assets on the books of the transferor, the excess of the cost of investments in any Person (including any Subsidiary) over the value of such investments on the books of such Person at the time of making such investments, organizational or experimental expense, patents, trademarks, copyrights, trade names and other intangibles;

               (5) all receivables (other than Eurodollar deposits) owing by Persons whose principal place of business or principal assets are located in any jurisdiction other than the United States of America or Canada; and

               (6) any increment resulting from any reappraisal, revaluation or write-up of capital assets subsequent to December 31, 1991.

If, notwithstanding paragraph 6J, the Company shall have any Restricted Investments outstanding at any time, such Restricted Investments shall be excluded from Consolidated Adjusted Net Worth.

          "CONSOLIDATED ASSETS" at any time means the assets of the Company and the Restricted Subsidiaries that would be reflected on a consolidated balance sheet for the Company and the Restricted Subsidiaries at such time.

          "CONSOLIDATED DEBT" at any time means all Debt of the Company and the Restricted Subsidiaries (including, without limitation, advances under the Blanket Agreement for Advances and Security Agreement, dated as of November 30, 2000, with the Federal Home Loan Bank of Cincinnati, as referenced in SCHEDULE 8O to this Agreement), PLUS, without duplication, the aggregate amount of the face amount of all letters of credit issued by the Company or any Restricted Subsidiary and all bankers' acceptances accepted by the Company or any Restricted Subsidiary at such time.

          "CONSOLIDATED EARNINGS AVAILABLE FOR FIXED CHARGES" for any fiscal period of the Company means the sum of

          (a)  Consolidated Adjusted Net Income for such period; PLUS

          (b) to the extent deducted in determining Consolidated Adjusted Net Income for such period,

               (1) all provisions for any Federal, state or other income taxes made by the Company and the Restricted Subsidiaries during such period, and

               (2)  Consolidated Fixed Charges during such period;

          PLUS

          (c)  the NCB Development Corporation Contribution.

          "CONSOLIDATED EFFECTIVE NET WORTH" at any time means the sum of

          (a)  Consolidated Adjusted Net Worth at such time; PLUS

          (b) the aggregate outstanding principal amount of Class A Notes at such time.

          "CONSOLIDATED FIXED CHARGES" for any fiscal period of the Company means, on a consolidated basis for the Company and the Restricted Subsidiaries, the sum of:

          (a) all interest and all amortization of Debt discount and expense on all Debt for borrowed money of the Company and the Restricted Subsidiaries; PLUS

          (b) all Rentals payable during such period by the Company and the Restricted Subsidiaries.

          "CONSOLIDATED NET EARNINGS" means, for any period, the net income or loss of the Company and the Restricted Subsidiaries, as applicable (determined on a consolidated basis for such Persons at such time), for such period, as determined in accordance with generally accepted accounting principles in effect at such time.

          "CONSOLIDATED SENIOR DEBT" at any time means the aggregate amount of the obligations of the Company and the Restricted Subsidiaries set forth below that would be reflected on a consolidated balance sheet for the Company and the Restricted Subsidiaries at such time:

          (a)  the Notes;

          (b) all other Debt of the Company or a Restricted Subsidiary for borrowed money that is not expressed to be subordinate or junior to any other Debt;

          (c)  all Guarantees of the Company or a Restricted Subsidiary;

          (d)  all obligations in respect of Capitalized Leases;

          (e) in respect of the Company or any Restricted Subsidiary, the aggregate amount of all demand and term deposits made by any Person with the Company or such Restricted Subsidiary (including, without limitation, certificates of deposit issued by the Company or such Restricted Subsidiary); and

          (f) Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured.

          "CONSOLIDATED TAXABLE INCOME" means, in respect of the Company for any calendar year, the taxable income for such calendar year reported by the Company on its tax return filed with the Internal Revenue Service (or other successor federal agency) for such calendar year.

          "DATE OF ASSUMPTION AND RESTATEMENT" means December 15, 1993.

          "DEBT" at any time with respect to any Person means all obligations of such Person that in accordance with generally accepted accounting principles would be classified on a balance sheet of such Person as liabilities of such Person (except as specified in clause (d) below), including (without limitation) all

          (a) direct debt and other similar recourse and non-recourse monetary obligations of such Person, and redemption obligations in respect of mandatorily redeemable preferred stock,

          (b) obligations secured by any Lien upon Property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,

          (c) obligations created or arising under any conditional sale, financing lease, or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property,

          (d) Guarantees of such Person (whether or not such Guarantees are classified as liabilities on the balance sheet of such Person at such time),

          (e)  obligations in respect of Capitalized Leases, and

          (f) in respect of the Company or any Restricted Subsidiary, the aggregate amount of all demand and term deposits made by any Person with the Company or such Restricted Subsidiary (including, without limitation, certificates of deposit issued by the Company or such Restricted Subsidiary).

          "DEFAULT" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2B(8)(iii).

          "DISPOSITION ASSETS" shall have the meaning specified in paragraph 6B(i).

          "DISPOSITION STOCK" shall have the meaning specified in paragraph 6A.

          "DISPOSITION SUBSIDIARY" shall have the meaning specified in paragraph 6A.

          "DISPOSITION VALUE" with respect to any Property means the greater of

          (a) the book value of such Property as reflected on the balance sheet of the owner of such Property and

          (b)  the Fair Market Value of such Property,

     in each case as of the time of the disposition of such Property.

          "ELIGIBLE DERIVATIVES" means derivative Securities which are sold in the ordinary course of the business of the Company and the Restricted Subsidiaries for the purpose of hedging or otherwise managing portfolio risk.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "FACILITY" shall have the meaning specified in paragraph 2B(1).

          "FAIR MARKET VALUE" at any time with respect to any Property, means the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively.

          "FINANCIAL COVENANT" shall mean any covenant, agreement or provision (including, without limitation, the definitions applicable thereto) of or applicable to the Company or any Restricted Subsidiary contained in any agreement governing, or instrument evidencing, any Debt (or commitment to lend), other than Debt or a commitment to lend among the Company and one or more Restricted Subsidiaries, of the Company or any Restricted Subsidiary in an aggregate principal amount greater than Five Million Dollars ($5,000,000), which covenant, agreement or provision:

          (a) requires the Company or any Restricted Subsidiary to maintain specified financial amounts or ratios or to meet other financial tests;

          (b) restricts the ability of the Company or any Restricted Subsidiary to:

               (1) make distributions, investments, capital expenditures or operating expenditures of any kind;

               (2) incur, create or maintain any Debt (or other obligations) or Liens;

               (3)  merge, consolidate or acquire or be acquired by any Person;

               (4) sell, lease, transfer or dispose of any Property (other than restrictions imposed solely upon collateral, and not upon Property of the Company or any Restricted Subsidiary generally, by holders of Liens thereon which are permitted by this Agreement); or

               (5)  issue or sell any capital stock of any kind;

          (c) is similar to any provision in paragraphs 5 or 6 of this Agreement; or

          (d) provides that a default or event of default shall occur, or that the Company or any Restricted Subsidiary shall be required to prepay, redeem or otherwise acquire for value any Debt or security as a result of its failure to comply with any provision similar to any of those set forth in any of the foregoing clauses (a), (b) or (c).

          "FINANCING AGREEMENT" means the Financing Agreement, made as of December 21, 1989, by and between the Department of the Treasury, an executive department of the United States government, and the Company, as in effect on the Date of Assumption and Restatement.

          "GUARANTEES" at any time means, subject to the last sentence of this definition, all obligations of any Person guaranteeing or in effect guaranteeing any indebtedness or obligation or dividend of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person

          (a) to purchase any indebtedness or obligation or any Property constituting security therefor,

          (b)  to advance or supply funds

               (1) for the purchase or payment of any indebtedness or obligation or

               (2) to maintain working capital, equity capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of any indebtedness or obligation,

          (c) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation or

          (d) otherwise to assure the owner of the indebtedness or obligation of the primary obligor against loss in respect thereof (including, without limitation, contingent reimbursement obligations under letters of credit).

For purposes of this definition, (i) liabilities or endorsements in the ordinary course of business of checks and other negotiable instruments for deposit or collection, (ii) obligations of the Restricted Subsidiaries to acquire assets from the Company in the ordinary course of business, and (iii) Asset Securitization Recourse Liabilities shall be deemed not to be "Guarantees."

          "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

          "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

          "INVESTMENTS" shall have the meaning specified in the definition of "Restricted Investments".

          "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

          "ISSUANCE FEE" shall have the meaning provided in paragraph 2B(8)(ii).

          "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "LONG-TERM LEASE" means any lease (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than one (1) year at the time the lessee shall have entered into such lease.

          "MATERIAL OBLIGATION(S)" means any one or more Debts or other Securities having an aggregate outstanding principal or stated amount for all such Debts or other Securities of One Million Dollars ($1,000,000) or more.

          "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

          "NCB DEVELOPMENT CORPORATION CONTRIBUTION" means the contribution made by the Company to NCB Development Corporation in any fiscal period of the Company pursuant to 12 U.S.C. Section 3051(d), as in effect on the Date of Assumption and Restatement.

          "NOTES" shall have the meaning specified in paragraph 1B.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

          "PATRONAGE DIVIDENDS" means "patronage dividend", as such term is defined in 12 U.S.C. Section 3019(b)(2) as in effect on the Date of Assumption and Restatement.

          "PENSION PLANS" or "PLANS" means all "employee pension benefit plans", as such term is defined in Section 3 of ERISA, maintained or participated in by the Company or any of the Subsidiaries, as from time to time in effect.

          "PERMITTED PROCEEDS APPLICATION" means, in connection with a sale of assets in accordance with paragraph 6B(i) hereof or a sale of Subsidiary Stock in accordance with paragraph 6A hereof, the application by the Company or a Restricted Subsidiary of the amount of proceeds specified in such paragraph to any of the following:

          (a) the acquisition by the Company or such Restricted Subsidiary of Adjusted Tangible Assets to be used in the ordinary course of business of the Company or such Restricted Subsidiary within ninety (90) days of such sale, so long as any proceeds to be applied pursuant to this clause (a) are invested in accordance with clause (c) hereof until such time as such proceeds are so applied,

          (b) the prepayment, allocated in proportion to the respective outstanding principal amounts thereof, of the Notes in accordance with paragraph 4 of this Agreement, within ten (10) Business Days following the consummation of such sale, so long as any proceeds to be applied pursuant to this clause (b) are invested in accordance with clause (c) hereof until such time as such proceeds are so applied,

          (c) the investment of such proceeds in any Investment specified in clauses (d) to (k), inclusive, of the definition of "Restricted Investment" no later than the next Business Day following the consummation of such sale; PROVIDED that such proceeds are applied as provided in either of the foregoing clauses (a) or (b) of this definition within the period therein specified, or

          (d) the repayment of Debt outstanding under any revolving credit or similar agreement which provides for successive reborrowings and repayments thereunder at the Company's option; PROVIDED that (i) the aggregate amount of such proceeds so applied shall not exceed the lesser of Fifty Million Dollars ($50,000,000) and ten percent (10%) of Consolidated Total Assets and (ii) the amount of Debt so repaid shall be reborrowed and applied as provided in either of the foregoing clauses (a) or (b) within the period therein specified.

          "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

          "PRUDENTIAL AFFILIATE" shall mean (i) any corporation or other entity controlling, controlled by, or under common control with, Prudential and (ii) any managed account or investment fund which is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposes of this definition the terms "control", "controlling" and "controlled" shall mean the ownership, directly or through subsidiaries, of a majority of a corporation's or other Person's Voting Stock or equivalent voting securities or interests.

          "PURCHASERS" shall mean Prudential and/or the Prudential Affiliate(s), which are purchasing the applicable Series A Notes or Accepted Notes.

          "QUALIFIED ASSETS" at any time means the sum of

          (a) the principal amount of all promissory notes and other interest bearing obligations of the Company owned in the ordinary course of the Company's business LESS (i) reserves for credit losses applicable thereto, and (ii) unearned income,

          (b)  the Company's cash on hand and in banks, and

          (c)  the Company's Investments other than Restricted Investments.

          "QUOTATION" shall have the meaning provided in paragraph 2B(4).

          "RENTALS" at any time means all fixed rentals (including as such all payments which the lessee is obligated to make to the lessor on termination of a lease or surrender of leased Property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of Property, exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

          "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2B(3).

          "REQUIRED HOLDER(S)" shall mean, with respect to the Notes of any Series, at any time, the holder or holders of at least sixty-six and two thirds percent (66 2/3%) of the aggregate principal amount of the Notes of such series outstanding at such time.

          "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2B(7).

          "RESTRICTED GUARANTEES" at any time means all Guarantees by the Company of obligations of others that constitute sum certain obligations at the time such Guarantees are incurred.

          "RESTRICTED INVESTMENTS" at any time means all investments, made in cash or by delivery of Property, by the Company and the Restricted Subsidiaries
(x) in any Person, whether by acquisition of stock, indebtedness or other obligations or Securities, or by loan, advance or capital contribution, or otherwise, or (y) in any Property (items (x) and (y) herein called "INVESTMENTS"), except the following:

          (a) Investments in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary and including Investments in a Restricted Subsidiary that is designated as a Subsidiary in compliance with the proviso to the definition of "Restricted Subsidiary" so long as such Investments were made prior to the date of such designation;

          (b) Investments in Property to be used by the Company and the Restricted Subsidiaries in the ordinary course of their respective businesses;

          (c) Investments in promissory notes and other interest bearing obligations acquired in the ordinary course of business of the Company or the Restricted Subsidiaries;

          (d) Investments in commercial paper given a credit rating of "A-1" by Standard & Poor's Rating Service, a division of McGraw-Hill, Inc., "Prime-1" by Moody's Investors Service, Inc. or "F-1" by Fitch, Inc. (or the highest rating by any other nationally recognized credit rating agency of similar standing if none of such corporations is then in the business of rating commercial paper);

          (e) Investments in direct obligations of the United States of America;

          (f) Investments in marketable obligations fully guaranteed or insured by the United States of America or marketable obligations for which the full faith and credit of the United States of America is pledged for the repayment in full of all principal and interest thereon;

          (g) Investments in marketable obligations issued or fully guaranteed or insured by any agency, instrumentality or corporation of the United States of America established by the United States Congress or marketable obligations for which the credit of any such agency, instrumentality or corporation is pledged for the repayment in full of all principal and interest thereon;

          (h) Investments in marketable general obligations of any state, territory or possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, given one of the three (3) highest credit ratings in respect of the type of such obligations by Standard & Poor's Rating Service, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc., and the obligor of which

               (1) has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereon, and

               (2) has unconditionally fully secured the payment of principal and interest on such obligations with its full faith and credit;

          (i) Investments in domestic and Eurodollar negotiable time and variable rate certificates of deposit issued by Selected Commercial Banks;

          (j) Investments in marketable bankers' acceptances and finance bills accepted by Selected Commercial Banks;

          (k) Investments in repurchase, reverse repurchase and security lending agreements fully collateralized by marketable obligations issued by the United States of America or by any agency or instrumentality thereof;

          (l) Investments in federal funds or similar unsecured loans to Selected Commercial Banks having a maturity of not more than four (4) days from the date of acquisition thereof;

          (m) Investments in marketable corporate debt securities given a credit rating of "A" or better by each of Standard & Poor's Rating Service, a division of McGraw Hill, Inc. and Moody's Investors Service, Inc.;

          (n) Investments in asset-backed securities issued against a pool of receivables which (i) have an average life or final maturity of not more than five (5) years and (ii) have been given a long-term rating of "AAA" or better by Standard & Poor's Rating Service, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc.;

          (o) Investments in mortgage-backed securities issued against an underlying pool of mortgages which (i) have an average life, as determined by the dealer's prepayment assumptions at the time of purchase, of not more than five (5) years and (ii) have been given a long-term rating of "AAA" or better by Standard & Poor's Corporation or Moody's Investors Service, Inc.; and

          (p) "Equity Investments" provided that (i) the aggregate amount of such Equity Investments (on a cumulative basis) does not exceed an amount equal to ten (10%) percent of Consolidated Adjusted Net Worth as at any date of determination thereof, after giving effect to any such Equity Investment, and (ii) no single Equity Investment in any Person may be greater than $2,000,000. For purposes hereof, Equity Investment(s) shall mean the amount paid or committed to be paid in connection with the acquisition of any stock (common or preferred) or other equity securities of any Person or any obligation convertible into or exchangeable for a right, option or warrant to acquire such equity securities:

PROVIDED, that notwithstanding the foregoing clauses (a) through (p), inclusive, the term Restricted Investments shall for all purposes include all Investments described in the foregoing clauses (d) through (k), inclusive, to the extent that they mature more than one (1) year from the date of acquisition thereof by the Company or a Restricted Subsidiary.

          "RESTRICTED PAYMENTS" shall have the meaning specified in paragraph 6I(i).

          "RESTRICTED SUBSIDIARY" means a Subsidiary engaged in one or more of the businesses referred to in paragraph 8C(iii) of this Agreement:

          (a) organized under the laws of the United States of America or a jurisdiction thereof;

          (b) that conducts substantially all of its business and has substantially all of its Property within the United States of America and/or Canada;

          (c) one hundred percent (100%) of all stock and equity Securities (except directors' qualifying shares) of which are legally and beneficially owned, directly or indirectly, by the Company, PROVIDED, HOWEVER, if such Subsidiary is NCB Mortgage Corporation, a Delaware corporation, then, one hundred percent (100%) of all Voting Stock and eighty percent (80%) of all equity Securities (except directors' qualifying shares) of which are legally and beneficially owned, directly or indirectly, by the Company; and

          (d) that is designated by the Board of Directors to be included in the definition of Restricted Subsidiary for all purposes of this Agreement;

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

PROVIDED, that any Subsidiary having been designated a Restricted Subsidiary may thereafter become a Subsidiary (other than a Restricted Subsidiary) by designation of the Board of Directors if at the time of such change in characterization and after giving effect thereto

               (1)  no Default or Event of Default shall exist, and

               (2) after the elimination of the net earnings of any such Subsidiary from Consolidated Adjusted Net Income for the period subsequent to December 31, 1991, the Company would have been entitled, pursuant to the provisions of paragraph 6I to declare or make all Restricted Payments declared or made during such period.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act; PROVIDED, HOWEVER, that Asset Securitization Recourse Liabilities shall not constitute "Securities" except (i) to the extent that such obligations arise from the Company's obligation to repurchase receivables or other assets as a result of a default in payment by the obligor thereunder or any other default in performance by such obligor under any agreement related to such receivables or (ii) if the Company shall maintain a reserve account containing cash or Securities in respect of any such obligations or shall retain or purchase a subordinated interest therein, to the extent of the amount of such reserve account or subordinated interest.

          "SELECTED COMMERCIAL BANK" means

          (a) one of the one hundred (100) largest commercial banks organized under the laws of the United States of America or any state thereof and accorded a rating of "B" or better by Thomson BankWatch, Inc. (or accorded a comparable rating by another nationally recognized rating agency of similar standing if Thomson BankWatch, Inc. is not then in the business of rating commercial banks); or

          (b) one of the fifty (50) largest commercial banks organized under the laws of the United States of America or any state thereof and accorded a rating of "B/C" or better by Thomson BankWatch, Inc. (or accorded a comparable rating by another nationally recognized rating agency of similar standing if Thomson BankWatch, Inc. is not then in the business of rating commercial banks).

          "SENIOR DEBT" means the Notes, all other Debt of the Company for borrowed money that is not expressed to be subordinate or junior to any other Debt, and Asset Securitization Recourse Liabilities to the extent, but only to the extent, that such obligations have matured.

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

          "SERIES" shall have the meaning specified in paragraph 1B.

          "SERIES A CLOSING DAY" shall have the meaning specified in paragraph
2A.

          "SERIES A NOTE(S)" shall have the meaning specified in paragraph 1A.

          "SHELF NOTE(S)" shall have the meaning specified in paragraph 1B.

          "SIGNIFICANT HOLDER" shall mean (i) Prudential and each Prudential Affiliate party hereto, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

          "SPV" has the meaning assigned to such term in the definition of "Asset Securitization" in this paragraph 10B.

          "STOCK DISPOSITION DATE" shall have the meaning specified in paragraph 6A.

          "STRUCTURING FEE" shall have the meaning provided in paragraph
2B(8)(i).

          "SUBORDINATED DEBT" means (a) the Class A Notes and (b) all notes, debentures or other evidences of indebtedness of the Company for borrowed money of the Company which shall contain or have applicable thereto subordination provisions providing for the subordination of such indebtedness to the Notes and all other Senior Debt (but not to any other Debt) of the Company substantially in the following form:

          "Anything in this subordinated note to the contrary notwithstanding, the indebtedness evidenced by this subordinated note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness of the Company for money borrowed, whether outstanding at the date of this subordinated note or incurred after the date of this subordinated note, which is not by its terms subordinate or junior to any other indebtedness of the Company (such indebtedness of the Company, together with (i) all premiums (if any) due on such indebtedness,
     (ii) all interest accrued on such indebtedness (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not such interest is allowed under applicable law), and (iii) all other amounts payable from time to time to the holders of, or in respect of, such indebtedness (including, without limitation, all costs and expenses relating thereto) to which this subordinated note is subordinate and junior being herein called "Superior Indebtedness"):

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

               (a) in the event of any sale under or in accordance with any judgment or decree rendered in any proceeding by or on behalf of the holder or holders of this subordinated note or in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company occurring by reason of any liquidation, dissolution or winding up of the Company or in the event of any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its debts or properties, then in any such event the holders of any and all Superior Indebtedness shall be preferred in the payment of their claims over the holder or holders of this subordinated note, and such Superior Indebtedness shall be first paid and satisfied in full before any payment or distribution of any kind or character, whether in cash, property or securities (other than securities which are subordinate and junior in right of payment to the payment of all Superior Indebtedness which may at the time be outstanding pursuant to terms substantially identical to the terms of this subordinated note), shall be made upon this subordinated note; and in any such event any dividend or distribution of any kind or character, whether in cash, property or securities (other than in securities which are subordinate and junior in right of payment to the payment of all Superior Indebtedness which may at the time be outstanding pursuant to terms substantially identical to the terms of this subordinated note) which shall be made upon or in respect of the indebtedness evidenced by this subordinated note, or any renewals or extensions hereof, shall be paid over to the holders of such Superior Indebtedness, PRO RATA, for application in payment thereof unless and until such Superior Indebtedness shall have been paid and satisfied in full;

               (b) in the event that pursuant to the provisions hereof this subordinated note is declared or becomes due and payable before its expressed maturity because of an occurrence of an event of default described herein (under circumstances when the foregoing clause (a) shall not be applicable) or otherwise, no amount shall be paid by the Company in respect of the principal, interest or premium on this subordinated note (or any other amounts due in respect thereof), except at the stated maturity hereof (all subject to the foregoing clause (a) above), unless and until all Superior Indebtedness outstanding at the time this subordinated note so becomes due and payable because of any such event shall have been paid in full in cash or payment thereof shall have been provided for in a manner satisfactory to the holders of such outstanding Superior Indebtedness;

               (c) without limiting the effect of any of the other provisions hereof, during the continuance of any default with respect to any Superior Indebtedness or any agreement relating thereto, or any default in the payment of any Superior Indebtedness, no payment of principal, sinking fund, interest or premium (or any other amount) shall be made on or with respect to the indebtedness evidenced by this subordinated note or any renewals or extensions hereof; and

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

               (d) during any period of time when, pursuant to the foregoing clauses (b) or (c), payment may not be made on the indebtedness evidenced by this subordinated note, then the holder of this subordinated note shall take no action against or with respect to the Company to seek or to enforce collection of the Notes or to exercise any of such holder's rights with respect to this subordinated note, which prohibition shall include, without limitation, a prohibition against any acceleration of this subordinated note, the filing of a collection action, or the initiation of a bankruptcy petition against the Company.

          The Company covenants and agrees, for the benefit of each and every present and future holder of Superior Indebtedness, that in the event that pursuant to the provisions hereof this subordinated note is declared or becomes due and payable because of an occurrence of an event of default described herein or otherwise, then each holder of any Superior Indebtedness then outstanding shall have the right to declare immediately due and payable on demand all or any part of such Superior Indebtedness owing and payable to such holder, regardless of any other maturity or terms of said Superior Indebtedness; and if and when any such default has occurred, or any notice of default under the terms hereof may be served upon the Company, then in each such event the Company shall and hereby agrees that it will immediately notify the holders of the Superior Indebtedness of such default or notice thereof, as the case may be.

     No right of any present or future holder of any Superior Indebtedness of the Company to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any failure to act on the part of the Company, or by any noncompliance by the Company with the terms, provisions and covenants of this subordinated note, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with. The provisions hereof are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holder or holders of this subordinated note on the other hand, and nothing herein shall impair, as between the Company and the holder of this subordinated note, the obligation of the Company to pay to the holder hereof the principal, premium, if any, and interest hereon in accordance with its terms, nor shall anything herein prevent the holder of this subordinated note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, of holders of Superior Indebtedness as herein provided. Each and every holder of this subordinated note by acceptance hereof shall undertake and agree for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to this subordinated note and to effectuate the full benefit of the subordination contained herein and, upon failure of any such holder of this subordinated note so to do, any such holder of Superior Indebtedness shall be deemed

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

     to be irrevocably appointed the agent and attorney-in-fact of such holder of this subordinated note to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments."

          "SUBSIDIARY" means a corporation organized under the laws of the United States or Canada, or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada, and at least fifty percent (50%) of the Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

          "SUBSIDIARY STOCK" shall have the meaning specified in paragraph 6A.

          "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

          "VOTING STOCK" means Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the corporate directors (or persons performing similar functions).

     10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5H or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8C.

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     11.  MISCELLANEOUS.

     11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the PURCHASER SCHEDULE, attached hereto, or, in the case of any Purchaser not named in the PURCHASER SCHEDULE or any Purchaser wishing to change the account specified for it in the PURCHASER SCHEDULE, such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including
(i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to

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

change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, substantially in the form of EXHIBIT A-1 or A-2 hereto, as applicable, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any

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

installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that Prudential, each Purchaser and each holder of any Note may deliver copies of any financial statements and other documents delivered to it, and disclose any other information disclosed to it, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) its directors,

                                       68
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officers, employees, agents and professional consultants, (ii) any Purchaser or holder of any Note, (iii) any Person to which it offers to sell any Note or any part thereof, (iv) any Person to which it sells or offers to sell a participation in all or any part of any Note, (v) any Person from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners, any rating agency or any similar organization, or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to it, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which it is a party or (d) in order to protect the investment of any holder in any Note.

     11I. NOTICES. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Person listed in the INFORMATION SCHEDULE or PURCHASER SCHEDULE attached hereto, addressed to it at the address specified for such communications in such INFORMATION SCHEDULE or PURCHASER SCHEDULE, or at such other address as it shall have specified in writing to the Person sending such communication, and (ii) if to any Purchaser or holder of any Note which is not a Person listed in such PURCHASER SCHEDULE, addressed to it at such address as it shall have specified in writing to the Person sending such communication or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication, PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified in the INFORMATION SCHEDULE or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the INFORMATION SCHEDULE or PURCHASER SCHEDULE, as applicable, or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

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

     11K. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. GOVERNING LAW. IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11P. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Prudential and any Prudential Affiliate party hereto (if any), it shall become a binding agreement between the Company and Prudential and any Prudential Affiliate party hereto (if any). This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

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          If you are in agreement with the foregoing, please sign below on the several counterparts of this letter and returning at least one fully executed copy of this letter to the Company, whereupon this letter shall become a binding agreement between the Company and Prudential.

                                      Very truly yours,

                                      NATIONAL CONSUMER
                                         COOPERATIVE BANK

                                       By
                                        ----------------------------------------
                                        Name:
                                        Title:

                                       By
                                        ----------------------------------------
                                        Name:
                                        Title:

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By
   -----------------------------------
   Vice President

HARTFORD LIFE INSURANCE COMPANY
By:  Prudential Private Placement Investors,
        L.P., as Investment Advisor
By:  Prudential Private Placement Investors,
        Inc., General Partner

By:
   -----------------------------------
       Vice President

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